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                                                                                                      EXHIBIT 11

                                             GATEWAY  BANCSHARES,  INC.
                         CONSOLIDATED  STATEMENT  RE  COMPUTATION  OF  EARNINGS  PER SHARE
                                                    (unaudited)


The following tabulation presents the calculation of basic and diluted earnings per common share for the three- and nine-month  periods  ended  September  30,  2002  and  2001.



                                                          Three Months Ended               Nine Months Ended
                                                     ------------------------------  ------------------------------
                                                     September 30,   September 30,   September 30,   September 30,
                                                          2002            2001            2002            2001
                                                     --------------  --------------  --------------  --------------
Basic net income                                     $      355,673  $      183,600  $      988,859  $      524,051
                                                     ==============  ==============  ==============  ==============

Basic earnings on common shares                      $      355,673  $      183,600  $      988,859  $      524,051
                                                     ==============  ==============  ==============  ==============

Weighted average common shares outstanding, basic           681,758         679,048         681,698         679,048
                                                     ==============  ==============  ==============  ==============

Basic earnings per common share                      $         0.52  $         0.27  $         1.45  $         0.77
                                                     ==============  ==============  ==============  ==============

Basic net income per common share                    $         0.52  $         0.27  $         1.45  $         0.77
                                                     ==============  ==============  ==============  ==============

Diluted net income                                   $      355,673  $      183,600  $      988,859  $      524,051
                                                     ==============  ==============  ==============  ==============

Diluted earnings on common shares                    $      355,673  $      183,600  $      988,859  $      524,051
                                                     ==============  ==============  ==============  ==============

Weighted average common shares outstanding, diluted         685,807         682,171         681,698         682,335
                                                     ==============  ==============  ==============  ==============

Diluted earnings per common share                    $         0.52  $         0.27  $         1.45  $         0.77
                                                     ==============  ==============  ==============  ==============

Diluted net income per common share                  $         0.52  $         0.27  $         1.45  $         0.77
                                                     ==============  ==============  ==============  ==============
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